Exhibit 10.14

Execution Version

SEVENTH AMENDMENT (this “Amendment”), dated as of December 17, 2021, to the First Lien Credit Agreement dated as of July 3, 2017 (as amended as of March 28, 2018, July 5, 2018, November 20, 2019, June 10, 2020, September 25, 2020 and December 15, 2021, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among Kingpin Intermediate Holdings LLC, as Borrower (as the successor to the initial borrower A-B Merger Sub II LLC) (the “Borrower”), Bowlero Corp. (as “New Holdings” under the Credit Agreement as of the Amendment No. 6 Effective Date) (“Holdings”), the financial institutions party thereto as Lenders, JPMorgan Chase Bank, N.A. (“JPM”), as Administrative Agent and the other parties thereto.

WHEREAS, in accordance with the provisions of Section 2.22 and Section 9.02(d) of the Credit Agreement, the Borrower has requested that each financial institution identified on the signature pages hereto as an “Additional Amendment No. 6 Replacement and Incremental Revolving Lender” (each, an “Additional Amendment No. 6 Replacement and Incremental Revolving Lender”) extend credit in the form of Additional Revolving Credit Commitments under and as defined in the Credit Agreement in an aggregate committed principal amount of $25,000,000 (the “Additional Amendment No. 6 Replacement and Incremental Revolving Commitments”) in order to increase the Total Revolving Credit Commitments and the Amendment No. 6 Replacement and Incremental Revolving Commitments under the Credit Agreement immediately prior to the effectiveness of this Amendment.

WHEREAS, in connection with the foregoing, (i) each Additional Amendment No. 6 Replacement and Incremental Revolving Lender who is not party to the Credit Agreement has agreed to become a Revolving Lender for all purposes in connection with this Amendment and the Credit Agreement, as amended hereby, with all rights and obligations of a “Revolving Lender” under and as defined in the Credit Agreement, as amended hereby and (ii) the Administrative Agent, Holdings, the Borrower and the Additional Amendment No. 6 Replacement and Incremental Revolving Lenders desire to memorialize the terms of the Additional Amendment No. 6 Replacement and Incremental Revolving Commitments by amending the Credit Agreement in accordance with Section 9.02 thereof to become effective immediately on the Seventh Amendment Effective Date (as hereinafter defined).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

SECTION 2. Additional Amendment No. 6 Replacement and Incremental Revolving Commitments.

(a) Subject to the terms and conditions of this Amendment and the Credit Agreement, as amended hereby, each Additional Amendment No. 6 Replacement and Incremental Revolving Lender, severally and not jointly, agrees to provide its Additional Amendment No. 6 Replacement and Incremental Revolving Commitments on the Seventh Amendment Effective Date as an increase to the existing Amendment No. 6 Replacement and Incremental Revolving Facility under the Credit Agreement and to make Amendment No. 6 Replacement and Incremental Revolving Loans to the Borrower in Dollars at any time and from time to time on and after the Seventh Amendment Effective Date on account thereof. Each party hereto acknowledges and agrees that, effective as of the Seventh Amendment Effective Date, (i) (1) each Additional Amendment No. 6 Replacement and Incremental Revolving Lender shall be deemed to become an “Amendment No. 6 Replacement and Incremental Revolving Lender”, (2) the existing Amendment No. 6 Replacement and Incremental Revolving Facility shall be increased by the amount of Additional Amendment No. 6 Replacement and Incremental Revolving Commitments, (3) all Additional Amendment No. 6 Replacement and Incremental Revolving Commitments shall be deemed to be “Amendment No. 6 Replacement and Incremental Revolving Credit Commitments”, (4) all loans made on account of the Additional Amendment No. 6 Replacement and Incremental Revolving Commitments shall be deemed to be “Amendment No. 6 Replacement and Incremental Revolving Loans” and (5) this Amendment shall be deemed to be an “Incremental Facility Amendment”, in each case of clause (1) through (5), for all purposes in connection with this Amendment, the Credit Agreement, as amended hereby, and the other Loan Documents and (ii) the Revolving Credit Commitments of each Revolving Lender shall be as set forth on Schedule 1.01(a) of the Credit Agreement, as amended hereby, and the Applicable Percentage of each Revolving Lender shall be based on the Revolving Credit Commitments set forth on Schedule 1.01(a) of the Credit Agreement, as amended.

(b) The Additional Amendment No. 6 Replacement and Incremental Revolving Commitments and the Revolving Loans made from time to time on account thereof shall be of the same Class as the existing Amendment No. 6 Replacement and Incremental Revolving Credit Commitments and the Amendment No. 6 Replacement and Incremental Revolving Loans, respectively, under the Credit Agreement, as amended, with the terms and provisions set forth herein and in the Credit Agreement, as amended.

(c) On the Seventh Amendment Effective Date, subject to the terms and conditions set forth herein, to the extent any Revolving Loan, LC Disbursement or Swingline Loan is outstanding on such date, each Revolving Lender immediately prior to the increase of the Amendment No. 6 Replacement and Incremental Facility (each, an “Assignor”) shall hereby be deemed to irrevocably sell and assign, at par, to each Additional Amendment No. 6 Replacement and Incremental Revolving Lender (each, an “Assignee”), and each Assignee shall hereby be deemed to irrevocably purchase and assume from such Assignor, subject to and in accordance with this Amendment and the Credit Agreement, as of the Seventh Amendment Effective Date, the Assigned Interests (as defined below). “Assigned Interest” means a portion of such respective Assignors’ rights and obligations in their respective capacities as Revolving Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the Revolving Credit Commitments of the respective Assignors to the extent being assigned under this Amendment, such that after giving effect to this Amendment, all of the Revolving Lenders’ (including the Additional Amendment No. 6 Replacement and Incremental Revolving Lender) (A) participations under the Credit Agreement in Letters of Credit, (B) participations in Swingline Loans and (C) participations in outstanding borrowings of Revolving Loans are, in each case, held and shared on a pro rata basis on the basis of the their respective Amendment No. 6 Replacement and Incremental Revolving Credit Commitments (after giving effect to the increase of Additional Amendment No. 6 Replacement and Incremental Revolving Commitments pursuant to this Amendment).

(d) On the Seventh Amendment Effective Date, subject to the terms and conditions set forth herein, (x) each Assignee purchasing and assuming Assigned Interests pursuant to paragraph (c) above shall be deemed to have paid the purchase price for such Assigned Interests (equal to the principal amount of such outstanding Revolving Loan, LC Disbursement or Swingline Loan with respect to such Assigned Interest, plus accrued and unpaid interest to but excluding the Seventh Amendment Effective Date) by wire transfer of immediately available funds to the Administrative Agent not later than 4:00 p.m. (New York City time) and (y) the Administrative Agent shall pay to each of the Assignors, out of the amounts received by the Administrative Agent pursuant to clause (x) above, the purchase price for the Assigned Interests assigned by such Assignor pursuant hereto by wire transfer of immediately available funds to the account designated by such Assignor to the Administrative Agent not later than 5:00 p.m. (New York City time) on the Seventh Amendment Effective Date.

SECTION 3. Amendments. In accordance with Section 2.22 and Section 9.02 of the Credit Agreement, and effective as of the Seventh Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:

(i) “Amendment No. 7” means the Seventh Amendment dated as of December 17, 2021 among Holdings, the Borrower, the Administrative Agent and the Revolving Lenders party thereto.

(ii) “Amendment No. 7 Effective Date” means the “Seventh Amendment Effective Date” as defined in Amendment No. 7.

(b) The definition of “Amendment No. 6 Replacement and Incremental Revolving Credit Commitment” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Amendment No. 6 Replacement and Incremental Revolving Credit Commitment” means, with respect to any Person, the commitment of such Person to make Amendment No. 6 Replacement and Incremental Revolving Loans (and acquire participations in Letters of Credit and Swingline Loans) hereunder as set forth on the Commitment Schedule, or in the Assignment Agreement pursuant to which such Lender assumed its Amendment No 6. Replacement and Incremental Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 or 2.19, (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased pursuant to Section 2.22. The aggregate amount of the Amendment No. 6 Replacement and Incremental Revolving Credit Commitments as of the Amendment No. 7 Effective Date is $165,000,000.

(c) The definition of “Total Revolving Credit Commitment” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments as in effect at such time. The Total Revolving Credit Commitment as of the Closing Date was $50,000,000. The Total Revolving Credit Commitment as of the Amendment No. 7 Effective Date is $165,000,000.

(d) Schedule 1.01(a) of the Credit Agreement is hereby replaced in its entirety with the following:

Lender	Amendment No. 6 Replacement and Incremental Revolving Credit Commitment
JPMorgan Chase Bank, N.A.	$60,000,000
Wells Fargo Bank, N.A.	$45,000,000
Credit Suisse AG, Cayman Islands Branch	$35,000,000
Deutsche Bank AG New York Branch	$25,000,000
TOTAL	$165,000,000

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower each represents and warrants solely to the other parties hereto on the Seventh Amendment Effective Date that:

(a) (i) the execution, delivery and performance by such Loan Party of this Amendment (and the Credit Agreement, as amended hereby) is within such Loan Party’s corporate or other organizational power and has been duly authorized by all necessary corporate or other organizational action of each such Loan Party; and (ii) this Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations; and

(b) the execution and delivery of this Amendment (and the Credit Agreement, as amended hereby) by such Loan Party and the performance by such Loan Party thereof (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (A) such as have been obtained or made and are in full force and effect, (B) in connection with the Perfection Requirements or (C) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which would not be reasonably expected to have a Material Adverse Effect, (ii) will not violate any (A) of such Loan Party’s Organizational Documents or (B) Requirements of Law applicable to such Loan Party which, in the case of this clause (ii), would reasonably be expected to have a Material Adverse Effect, and (iii) will not violate or result in a default under (A) the Credit Agreement or (B) any other material Contractual Obligation in respect of Indebtedness having an aggregate principal amount exceeding the Threshold Amount to which such Loan Party is a party which, in the case of this clause (B), would reasonably be expected to result in a Material Adverse Effect.

SECTION 5. Seventh Amendment Effective Date. This Amendment shall become effective as of the first date (the “Seventh Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by Holdings, the Borrower, the Administrative Agent, each Issuing Bank and each Additional Amendment No. 6 Replacement and Incremental Revolving Lender; and

(b) no Event of Default under Section 7.01(a), (f) or (g) of the Credit Agreement shall exist immediately prior to or after giving effect to the effectiveness of this Amendment.

By executing this Amendment, the Additional Amendment No. 6 Replacement and Incremental Revolving Lenders and the Administrative Agent shall be deemed to have consented to, approved or accepted, or be satisfied with, or have waived, all conditions hereto. The Administrative Agent shall post a notice of effectiveness and occurrence of the Seventh Amendment Effective Date, which shall be conclusive. The Administrative Agent and the Additional Amendment No. 6 Replacement and Incremental Revolving Lenders acknowledge and agree that the Seventh Amendment Effective Date is December 17, 2021.

SECTION 6. Effect of Amendment.

(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the Seventh Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby.

(c) This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and shall be deemed to be an “Incremental Facility Amendment”, as defined in the Credit Agreement.

(d) Each party hereto acknowledges that this Amendment constitutes all notices or requests required under Section 2.22 and/or Section 9.02 of the Credit Agreement.

(e) This Amendment shall not constitute a novation of the Credit Agreement or any other Loan Document.

SECTION 7. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Administrative Agent.

SECTION 8. Amendments; Severability. (a) Once effective, this Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 9.02 of the Credit Agreement or as otherwise agreed by the Borrower and the Required Revolving Lenders (without the need for the consent of the Required Lenders or any other Lender).

(b) If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9. Ratification and Reaffirmation. Each Loan Party hereby ratifies and reaffirms: (a) its Obligations in respect of the Credit Agreement and each of the other Loan Documents to which it is a party and all of the covenants, duties, indebtedness and liabilities under the Credit Agreement and the other Loan Documents to which it is a party, (b) its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment and (c) the Liens and security interests created in favor of the Administrative Agent for the benefit of the Secured Parties (including the Additional Amendment No. 6 Replacement and Incremental Revolving Lenders) pursuant to each Collateral Document; which Liens shall continue to secure the Secured Obligations (as increased hereby), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

SECTION 10. GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.10 and 9.11 of the Credit Agreement, as amended by this Amendment, are incorporated herein by reference, mutatis mutandis.

SECTION 11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

SECTION 12. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 13. No Recourse. For the avoidance of doubt, notwithstanding anything to the contrary herein or in the Credit Agreement, as amended hereby, in no event will the Sponsor, or any Investor or any of their Affiliates (other than the Loan Parties) have any liability with respect to obligations under the Credit Agreement, as amended hereby, or any other Loan Documents and/or any transaction that is expressly permitted (or not prohibited by) the terms of the Loan Documents, as amended hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

KINGPIN INTERMEDIATE HOLDINGS LLC, as Borrower

By:	/s/ Brett I. Parker
	Name:	Brett I. Parker
	Title:	Chief Financial Officer

BOWLERO CORP., as Holdings

By:	/s/ Brett I. Parker
	Name:	Brett I. Parker
	Title:	Chief Financial Officer

[Signature Page to Seventh Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Swingline Lender and Issuing Bank

By:	/s/ Inderjeet Aneja
	Name:	Inderjeet Aneja
	Title:	Executive Director

DEUTSCHE BANK AG NEW YORK BRANCH,
as an Additional Amendment No. 6 Replacement and Incremental Revolving Lender

By:	/s/ Jessica Lutrario
	Name:	Jessica Lutrario
	Title:	Associate

By:	/s/ Suzan Onal
	Name:	Suzan Onal
	Title:	Vice President

[Signature Page to Seventh Amendment]